Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 8th day of July 2021, by and between Visiber57 Corp., a Delaware corporation (the “Company”) and 57 Society International Ltd., a Hong Kong corporation (the “Purchaser”).

WHEREAS, effective May 31, 2021, the Purchaser transferred to the Company 6,200,000 shares of common stock of the Company, and the Company promised the Purchaser securities of the Companyof equal voting power to the 6,200,000 shares transferred and an option to repurchase the shares as consideration for such purchase.

WHEREAS, on June 7, 2021, the Company created a new class of securities, titled, Series A Preferred Stock.

1. Purchase and Sale. The Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, one share of Series A Preferred Stock (the “Share”) of the Companyin exchange for 6,200,000 shares of common stock of the Company held by Purchaser (the “Purchase Price”).

2. Representations and Warranties of Purchaser. The Purchaser hereby represents warrants to, and otherwise understands and/or agrees with the Company, as follows:

2.1 The Purchaser is not a “U.S. person” as that term is defined in Regulation S1, promulgated under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and is a resident of Hong Kong, SAR of the People’s Republic of China.

2.2 The Purchaser is not purchasing the Share for the account or benefit of any U.S. Person; the offer to sell the Share was not made to the Purchaser when it was in the United States; at the time the Purchaser’s buy order was delivered to the Company, the Purchaser was outside the United States; the Purchaser received, accepted and entered into this Agreement in his jurisdiction of residence; and such jurisdiction of residence is as set out on the signature page of this Agreement.

1“U.S. person” is defined under Regulation S as:

(i)	Any natural person resident in the United States;
(ii)	Any partnership or corporation organized or incorporated under the laws of the United States;
(iii)	Any estate of which any executor or administrator is a U.S. person;
(iv)	Any trust of which any trustee is a U.S. person;
(v)	Any agency or branch of a foreign entity located in the United States;
(vi)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(vii)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and
(viii)	Any partnership or corporation if:
(A)	Organized or incorporated under the laws of any foreign jurisdiction; and
(B)	formed by a U.S. person principally for the purpose of investing any securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Act) who are not natural persons, estates or trusts.

2.3 The Share acquired pursuant to this Agreement has not been registered under the U.S. Securities Act, and are being sold in reliance upon an exemption from registration afforded by Regulation S; and the Sharee has not been registered with any state securities commission or authority. The Purchaser further understands that pursuant to the requirements of Regulation S, the Share may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption under the U.S. Securities Act.

2.4 The Share is being purchased by the Purchaser for his own account, for investment only and not with a view toward resale or distribution thereof to any other person, and Purchaser is not participating, directly or indirectly, in any underwriting or distribution;

2.5 The Share purchased by the Purchaser shall not be sold or otherwise transferred contrary to the provisions of this Agreement or any federal or state securities law, and the Purchaser understands that unless the Share is subsequently registered under the U.S. Securities Act, it may not in any event be sold or transferred except by a valid exemption from registration under the U.S. Securities Act.

2.6 Any and all certificates representing the Share purchased and any and all securities issued in replacement thereof or in exchange thereof shall bear the following legend or one substantially similar thereto, which the Purchaser has read and understands:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

2.7 The Company shall have the right to issue stop transfer instructions on its official stock records, and the Purchaser acknowledges that the Company has informed the Purchaser of its intention to issue such instructions.

2.8 The Share shall only be transferable in accordance with applicable laws and the rules and policies of the OTC Markets or exchange on which the Share may be traded.

2.9 There is currently no active trading market in the Share of the Company in the United States, and the Company presently has no plans to register the Share, so there may never be a public trading market for the Share in the United States;

2

2.10 Hedging transactions involving the Share may not be conducted unless in compliance with the U.S. Securities Act.

2.11 At no time has it been explicitly or implicitly represented, guaranteed or warranted to the Purchaser by the Company or the Company, its management, the agents or employees of the Company or any other person: (i) that the Purchaser will be able to transfer the Share on any particular date; (ii) that if and when the Purchaser may wish to transfer the Share, such securities will be validly transferable under federal and applicable state securities laws; (iii) that the Purchaser will realize any percentage or amount of profit, gain or other consideration as a result of any investment Purchaser will make in the Company; or (iv) that the Purchaser or other shareholders will receive any dividends or other distributions from the Company at any time;

2.12 The investment in the Share is a long-term, speculative investment which involves a substantial risk of loss to the Purchaser of his entire investment; that the Purchaser takes full cognizance of and responsibility for the risks related to the purchase of the Share; the Purchaser has no need for liquidity with respect to his investment either now or within the foreseeable future; and the Purchaser can bear a complete loss of his investment without undue hardship to himself;

2.13 The Purchaser and his purchaser representative, if any, has reviewed the Company’s public filings on EDGAR at www.sec.gom, has been afforded an opportunity to examine such documents and obtain such information concerning the Company, including the Company’s financial statements, as Purchaser may have requested, and the Purchaser has had the opportunity to request such other information and ask questions of the officers and directors of the Company (and all information so requested has been provided) for the purpose of verifying the information furnished to it and for answering any question it may have had concerning the business, prospects and affairs of the Company.

2.14 The Purchaser understands and acknowledges that any projections or financial forecasts of the Company may likely prove to be incorrect in view of the early stage of the Company’s development; and no assurance has been given to it that actual results will correspond in any meaningful way with the results contemplated by the various projections, financial forecasts or predictions.

2.15 The Purchaser has been advised to consult with his own investment adviser, attorney, and accountant regarding the Company’s prospects and legal and tax matters, concerning an investment in the Company, and has done so, to the extent it consider that to be necessary.

2.16 All of the information which Purchaser has furnished in this Agreement is correct and complete as of the date of this Agreement, and will be correct and complete on the closing of the sale of the Share subscribed for, and the representations and warranties and agreements herein shall survive the closing date and may be relied upon by the Company in his reliance upon an exemption from registration under the U.S. Securities Act and state securities laws.

3

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

3.1 No directed selling efforts were made in the United States with respect to the Share by the Company, or any person acting on its behalf.

3.3 No selling concession, fee or other remuneration was or will be paid in connection with such offer or sale of the Share.

4. Option to Purchase 6,200,000 shares of common stock. The Purchaser is hereby granted an option to purchase 6,200,000 shares of common stock of the Corporation in consideration for one (1) share of Series A Preferred Stock. The option shall vest upon the date of this Agreement, and the term of the option shall be for as long as Purchaser holder any shares of Series A Preferred Stock.

5. Consents and Approvals; No Conflict. The execution and delivery of this Agreement by the parties does not, and the performance of this Agreement by the parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority. The execution, delivery and performance of this Agreement by the Purchaser does not conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, contract or award applicable to a party.

6. Effectiveness of Representations and Warranties. The parties’ representations and warranties contained in this Agreement shall be true and correct, and with the same effect, as though such representations and warranties had been made, on and as of the date that the transaction contemplated by Section 1 hereof is completed.

[signature page follows]

4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PURCHASER:

57 SOCIETY INTERNATIONAL LTD.

By:	/s/ Choon Jeng Hew
Name:	Choong Jeng Hew
Title:	President and Authorized Signatory

Address of Purchaser:

Unit B19, 9/F, Efficiency House, 35 Tai Yau Street
San Po Kong, Kowloon
Hong Kong SAR

THE COMPANY:

VISIBER57 CORP.

By:	/s/ Choon Jeng Hew
Name:	Choong Jeng Hew
Its:	President and Chief Executive Officer

Address of Company:

Unit B19, 9/F, Efficiency House, 35 Tai Yau Street
San Po Kong, Kowloon
Hong Kong SAR

5